Exhibit 10.46
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 25, 2008, is by and among TRACTOR SUPPLY COMPANY, a Delaware corporation (the “Borrower”), each of the Subsidiary Guarantors, the Persons identified as lenders on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement dated as of February 22, 2007 (as amended from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as provided herein; and
WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
PART I
DEFINITIONS
Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).
PART II
AMENDMENTS TO CREDIT AGREEMENT
SUBPART 2.1 Amendments to Section 1.1.
(a) The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties:
“Fixed Charge Coverage Ratio” means, with respect to the Consolidated Parties on a consolidated basis, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) Consolidated EBITDAR for the applicable period to (b) the sum of (i) the cash portion of Consolidated Interest Expense for the applicable period plus (ii) Consolidated Rental Expense for the applicable period.
“Revolving Committed Amount” means THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) as such amount may be increased or reduced pursuant to Section 3.4.
“Swingline Committed Amount” means TWENTY MILLION DOLLARS ($20,000,000).

(b) The definitions of “Consolidated Cash Taxes” and “Scheduled Funded Debt Payments” are hereby deleted from Section 1.1 of the Credit Agreement.
SUBPART 2.2 The introductory clause and clause (i) in Section 3.4(c) of the Credit Agreement are hereby amended and restated in their entireties to read as follows:
(c) Increase of Revolving Committed Amount. The Borrower shall have the right, upon at least fifteen (15) Business Days’ prior written notice to the Administrative Agent, to increase the Revolving Committed Amount by up to $150,000,000 in the aggregate in one or more increases, at any time prior to the date that is six (6) months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:
(i) the Revolving Committed Amount shall not exceed $500,000,000 without the consent of the Required Lenders;
SUBPART 2.3 Schedule 2.1(a) of the Credit Agreement is hereby amended and replaced with Schedule 2.1(a) attached hereto.
SUBPART 2.4 Exhibit 7.1(c) of the Credit Agreement is hereby amended and replaced with Exhibit 7.1(c) attached hereto.
PART III
CONDITIONS TO EFFECTIVENESS
SUBPART 3.1 Effective Date. This Amendment shall be and become effective as of the date hereof subject to the satisfaction of the following conditions:
(a) Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Required Lenders, each Lender increasing its Revolving Commitment pursuant to this Amendment, the Swingline Lender and the Administrative Agent.
(b) Fees. The Borrower shall have paid to the Administrative Agent and the Arranger, all agreed fees in connection with this Amendment.
PART IV
MISCELLANEOUS
SUBPART 4.1 Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents on and as of the date hereof, (b) each Credit Party has the requisite corporate power and authority to execute, deliver and perform this Amendment and (c) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date). Each Credit Party acknowledges and confirms that the Borrower’s obligations to repay the outstanding principal amount of the Loans are unconditional and not subject to any offsets, defenses or counterclaims.
SUBPART 4.2 Acknowledgment. Each Subsidiary Guarantor hereby acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment does not operate to reduce or discharge the Subsidiary Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

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SUBPART 4.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.
SUBPART 4.4 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
SUBPART 4.5 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.
SUBPART 4.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original.
SUBPART 4.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
SUBPART 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SUBPART 4.9 General. Except as amended hereby, the Credit Agreement and all other Credit Documents shall continue in full force and effect.
SUBPART 4.10 Expenses. The Borrower shall pay the Administrative Agent all agreed reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including legal fees to be paid by the Borrower within thirty days after the effective date of this Amendment.
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IN WITNESS WHEREOF the Borrower, the Subsidiary Guarantors and the Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	TRACTOR SUPPLY COMPANY, a Delaware corporation

	By: Name:	/s/ James F. Wright James F. Wright
	Title:	Chairman, President and Chief Executive Officer

	By: Name:	/s/ Anthony F. Crudele Anthony F. Crudele
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:	TRACTOR SUPPLY CO. OF MICHIGAN, LLC, a Michigan limited liability company

By: Tractor Supply Company, a Delaware corporation, its sole member

	By:	/s/ James F. Wright

	Name:	James F. Wright
	Title:	Chairman, President and Chief Executive Officer

	By:	/s/ Anthony F. Crudele

	Name:	Anthony F. Crudele
	Title:	Chief Financial Officer

TRACTOR SUPPLY CO. OF TEXAS, LP, a Texas limited partnership

By: Tractor Supply Company, a Delaware corporation, its General Partner

	By:	/s/ James F. Wright

	Name:	James F. Wright
	Title:	Chairman, President and Chief Executive Officer

	By:	/s/ Anthony F. Crudele

	Name:	Anthony F. Crudele
	Title:	Chief Financial Officer

DEL’S FARM SUPPLY, LLC, a Delaware limited liability company

	By:	/s/ Alexander L. Stanton

	Name:	Alexander L. Stanton
	Title:	Treasurer
TRACTOR SUPPLY COMPANY
FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Anne M. Zeschke

	Name:	Anne M. Zeschke
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Lisa B. Barksdale

	Name:	Lisa B. Barksdale
	Title:	Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

	By:	/s/ Robert Mendota

	Name:	Robert Mendota
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ John Chapman

	Name:	John Chapman
	Title:	Vice President

REGIONS BANK

	By:	/s/ Scott Corley

	Name:	Scott Corley
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATIO

	By:	/s/ Hal Clemmer

	Name:	Hal Clemmer
	Title:	Senior Vice President

FIFTH THIRD BANK

	By:	/s/ John K. Perez

	Name:	John K. Perez
	Title:	Vice President

TRACTOR SUPPLY COMPANY
FIRST AMENDMENT

SUNTRUST BANK

By:	/s/ Michael J. Vegh

Name:	Michael J. Vegh
Title:	Vice President

NATIONAL CITY BANK

By:	/s/ Kelly Curtin

Name:	Kelly Curtin
Title:	Assistant Vice President

BRANCH BANKING AND TRUST

By:	/s/ Natalie Ruggiero

Name:	Natalie Ruggiero
Title:	Vice President
TRACTOR SUPPLY COMPANY
FIRST AMENDMENT

Schedule 2.1(a)
LENDERS

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$65,000,000	18.571428571%
JPMorgan Chase Bank, National Association	$50,000,000	14.285714286%
U.S. Bank National Association	$50,000,000	14.285714286%
Regions Bank	$50,000,000	14.285714286%
Wachovia Bank, National Association	$50,000,000	14.285714286%
Fifth Third Bank	$25,000,000	7.142857143%
Suntrust Bank	$20,000,000	5.714285714%
National City Bank	$20,000,000	5.714285714%
Branch Banking & Trust Company	$20,000,000	5.714285714%

Total	$350,000,000	100.000000000%

Exhibit 7.1(c)
FORM OF
OFFICER’S COMPLIANCE CERTIFICATE

TO:	BANK OF AMERICA, N.A., as Administrative Agent IL1-231-10-41 231 South LaSalle Street Chicago, Illinois 60604

RE:	Credit Agreement dated as of February 22, 2007 among Tractor Supply Company (the “Borrower”), the Subsidiary Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms used herein and not otherwise defined shall have the meanings provided in the Credit Agreement)

DATE :	,
Pursuant to the terms of the Credit Agreement, I,                                         , [Chief Financial Officer] of Tractor Supply Company (the “Borrower”), hereby certify on behalf of the Borrower that the statements below are accurate and complete in all respects:
(a) No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken with respect thereto.
(b) The [quarterly/annual] financial statements for the fiscal [quarter/year] ended                      which accompany this certificate fairly present in all material respects the financial condition of the Consolidated Parties as of such date and have been prepared in accordance with GAAP.
(c) Attached hereto as Schedule 1 are calculations (calculated as of the date of the financial statements referred to in paragraph (b) above) demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement.

TRACTOR SUPPLY COMPANY, a Delaware corporation

By:
Name:
Title:

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SCHEDULE 1
TO OFFICER’S CERTIFICATE

1.	Fixed Charge Coverage Ratio

	(a) Consolidated EBITDAR	$

	(b) cash Consolidated Interest Expense	$

	(c) Consolidated Rental Expense	$

	(d) [(b) + (c)]	$

	(e) Fixed Charge Coverage Ratio [(a) / (d)]		:1.0

2.	Leverage Ratio

	a) Funded Indebtedness of the Consolidated Parties	$

	(b) Consolidated Rental Expense times six	$

	(c) [(a) + (b)]	$

	(d) Consolidated EBITDAR	$

	(e) Leverage Ratio [(c) / (d)]		:1.0